SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 5, 2006
CELEBRATE EXPRESS, INC.
(Exact name of Registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation)	000-50973 (Commission File Number)	91-1644428 (I.R.S. Employer Identification No.)
11220 – 120th Avenue NE
Kirkland, Washington 98033
(Address of principal executive offices and Zip Code)
Registrant’s telephone number, including area code: (425) 250-1061

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.
     After years of losses and a strategic evaluation of the marketplace, on June 5, 2006, the Board of Directors of the Company authorized and directed management to immediately begin an orderly discontinuation of its Storybook Heirlooms brand. At the time of this filing, the Company estimates the total charges to be taken in connection with this closure to be between $400,000 and $500,000. The wind-down of Storybook Heirloom’s operations has already begun and is expected to continue over a period of 6 to 9 months.
Item 5.02 Departure of Directors and Principal Officers; Election of Directors; Appointment of Principal Officers.
     On June 7, 2006, Mr. Tim McGarvey resigned from the Board of Directors for personal reasons. On June 7, 2006, Ms. Estelle DeMuesy was appointed to the Audit Committee of the Board of Directors to fill the vacancy resulting from Mr. McGarvey’s resignation.
Item 7.01 Regulation FD Disclosure.
     Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the press release of Celebrate Express, Inc., dated June 8, 2006, updating fiscal 2006 financial guidance.
     The information in the exhibit, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, the information in the exhibit shall not be deemed to be incorporated by reference into the filings of Celebrate Express, Inc. under the Securities Act of 1933, as amended.
Item 9.01 Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit	Description

99.1	Press Release, dated June 8, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 8, 2006	CELEBRATE EXPRESS, INC.
	By:	/s/ Darin L. White
Darin L. White
Vice President, Finance